As filed with the Securities and Exchange Commission on March 25, 1999
                                      Registration Statement No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                                    FCNB CORP
             (Exact Name of Registrant as Specified in its Charter)

           Maryland                                      52-1479635
(State or Other Jurisdiction of                   (IRS Employer I.D. Number)
Incorporation or Organization)

                   7200 FCNB Court, Frederick, Maryland 21703
               (Address of Principal Executive Offices) (Zip Code)

                  FCNB CORP. AMENDED AND RESTATED STOCK OPTION
            PLAN FOR EMPLOYEES OF CAPITAL BANK, NATIONAL ASSOCIATION
                              (Full Title of Plan)

                                A. Patrick Linton
                                 7200 FCNB Court
                            Frederick, Maryland 21703
                                 (301) 662-2191
           (Name, Address, and Telephone Number of Agent for Service)

                                   Copies to:

                             David H. Baris, Esquire
                             Noel M. Gruber, Esquire
                         Kennedy, Baris & Lundy, L.L.P.
                                    Suite 300
                                4719 Hampden Lane
                            Bethesda, Maryland 20814

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE

 Title of Securities            Amount                Proposed               Proposed               Amount of
  to be Registered        to be Registered(1)     Maximum Offering       Maximum Aggregate      Registration Fee
                                                 Price per Share(2)      Offering Price(2)
    Common Stock,
   $1.00 par value              $86,497                 $9.21                 $86,496                $100.00

(1) Represents the aggregate exercise prices of the options to which this Registration Statement relates, in accordance with the provisions of Rule 457(h)(1) under the Securities Act of 1933.

(2) Represents the highest exercise price of any of the options to which this Registration Statement relates, in accordance with the provisions of Rule 457(h)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with Securities and Exchange Commission are hereby incorporated by reference herein:

     (1) FCNB Corp's Annual Report on Form 10-K for the year ended December 31, 1998;

     (2) FCNB Corp's Current Reports on Form 8-K dated January 21. 1999, January 28, 1999, February 24, 1999 and March 16, 1999;

     (3) The description of FCNB Corp's Common Stock contained in FCNB Corp's Registration Statement on Form 8-A filed April 24, 1987; and

     (4) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by FCNB Corp since the end of the year covered in its Annual Report referred to in (1) above.

     All documents filed by FCNB Corp pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby shall have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     As the securities to be issued pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation and Bylaws of FCNB provide for the indemnification of the officers and directors of FCNB to the fullest extent permitted by the Maryland General Corporation Law (the "MGCL"), and for the indemnification of other persons to the extent permitted by law and as determined by the Board of Directors. The MGCL provides, in general, that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, who was, is or is threatened to be made a defendant or
respondent  to  any  action,  suit  or  proceeding,   whether  civil,  criminal,
administrative or investigative, by reason of the fact that he served as a director, officer, employee or agent of the corporation, or served at the corporation's request in any capacity of another enterprise or employee benefit plan, unless (i) the act or omission giving rise to the liability of such person was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe the act or omission was unlawful. Notwithstanding the foregoing, no indemnification shall be authorized in the case of any proceeding by or in the right of the corporation, if the person has been adjudged liable to the corporation, except that a court may order indemnification against expenses (including attorney fees) only. The indemnification is mandatory in the case of success, on the merits or otherwise, in the defense of any proceeding. Indemnification is against judgements, penalties, fines, settlements, and reasonable expenses actually incurred (including attorney's fees) in connection with the proceeding. A corporation has the power to purchase and maintain insurance or maintain other arrangements in respect of such indemnification. The indemnification provided by the MGCL is not exclusive of other rights to indemnification to which any person may otherwise be entitled.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     As no restricted securities are to be reoffered or resold pursuant to this registration statement, this item is inapplicable.

ITEM 8.  EXHIBITS.

     The exhibits required by Item 601 of Regulation S-K and this item are included following the Exhibit Index at Page R-7 hereof.

ITEM 9.  UNDERTAKINGS.

     The Registrant hereby undertakes that it will:

     (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) for determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Maryland on March 22, 1999.

                                                 FCNB CORP

                                                 By:
                                                    ----------------------------
                                                    A. Patrick Linton, President
                                                     and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME                                        POSITION                                    DATE

 /s/ George B. Callan, Jr.                                    Director                               March 22, 1999
 ----------------------------------------
 George B. Callan, Jr.

 /s/ Miles M. Circo                                           Director                               March 22, 1999
 ----------------------------------------
 Miles M. Circo

 /s/ Shirley D. Collier                                       Director                               March 22, 1999
 ----------------------------------------
 Shirley D. Collier

 /s/ Clyde C. Crum                               Chairman of the Board of Directors                  March 22, 1999
 ----------------------------------------
 Clyde C. Crum

 /s/ James S. Grimes                                          Director                               March 22, 1999
 ----------------------------------------
 James S. Grimes

 /s/ Bernard L. Grove, Jr.                                    Director                               March 22, 1999
 ----------------------------------------
 Bernard L. Grove, Jr.

 /s/ Gail T. Guyton                                           Director                               March 22, 1999
 ----------------------------------------
 Gail T. Guyton

                                                              Director                                March , 1999

 ----------------------------------------
 Frank L. Hewitt, III
                                               President, Chief Executive Officer and

 /s/ A. Patrick Linton                                        Director                               March 22, 1999
 ----------------------------------------
 A. Patrick Linton

 /s/ Jacob R. Ramsburg, Jr.                                   Director                               March 22, 1999
 ----------------------------------------
 Jacob R. Ramsburg, Jr.

                  NAME                                        POSITION                                    DATE

                                                              Director                                 March 1999

 ----------------------------------------
 Ramona C. Remsberg

 /s/ Kenneth W. Rice                                          Director                               March 22, 1999
 ----------------------------------------
 Kenneth W. Rice

 Rand D. Weinberg                                             Director                               March 22, 1999
 ----------------------------------------
 Rand D. Weinberg

 /s/ Dewalt J. Willard, Jr.                                   Director                               March 22, 1999
 ----------------------------------------
 DeWalt J. Willard, Jr.

                                                 Senior Vice President, Treasurer,
 /s/ Mark A. Severson                        Principal Financial and Accounting Officer              March 22, 1999
 ----------------------------------------
 Mark A. Severson

                                INDEX TO EXHIBITS

Exhibit Number                 Description
--------------                 -----------

4 FCNB Corp, Inc. Amended and Restated Stock Option Plan for Employees of Capital Bank National Association. (formerly, the Capital Bank, N.A.1988 Employee Stock Option Plan.)

5                   Opinion of Kennedy, Baris & Lundy, L.L.P.

23(a)               Consent  of  Kennedy,  Baris & Lundy,  L.L.P.,  included  in
                    Exhibit 5

23(b)               Consent of Keller Bruner & Company, LLP